UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 7, 2008, the Registrant issued a press release announcing that, as of 5:00 p.m. New York City time, on January 7, 2008, it has received from holders of (i) 98.44% of the 8.875% Senior Subordinated Notes due 2008 (CUSIP No. 700690AJ9); (ii) 95.81% of the 7.5% Senior Notes due 2009 (CUSIP No. 413627AE0); (iii) 99.69% of the 7.5% Senior Notes due 2009 (CUSIP No. 700690AN0); and (iv) 99.71% of the 7% Senior Notes due 2013 (CUSIP No. 700690AS9), in connection with the previously announced cash tender offers and consent solicitations for the above notes.

In addition, as a result of the receipt of the requisite consents, the Registrant intends to enter into supplemental indentures effecting the proposed amendments, substantially as described in the Offer to Purchase and Consent Solicitation Statement dated December 21, 2007, with the trustee under each respective indenture.

For additional information concerning the foregoing, a copy of the press release dated January 7, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1 Text of press release, dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: January 7, 2008	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Text of press release, dated January 7, 2008.